                                                                    EXHIBIT 10.1

VAN C. DURRER, II (CA State Bar No. 226693)
KURT RAMLO (CA State Bar No. 166856)
GLENN WALTER (CA State Bar No. 220015)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California  90071
Telephone:  (213) 687-5000
Facsimile:   (213) 687-5600
KRamlo@Skadden.com

    -and-

J. GREGORY MILMOE
KAYALYN A. MARAFIOTI
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036-6522
Telephone:  (212) 735-3000
Facsimile:   (212) 735-2000

Proposed Attorneys for Debtors and Debtors in Possession

                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                             San Francisco Division


In re                               )  Case Nos.     05-30145-TEC
                                    )                05-30146-TEC
First Virtual Communications, Inc.  )
      and CUseeMe Networks, Inc.,   )  Chapter 11
                                    )
              Debtors.              )  (Jointly Administered)
                                    )
                                    )  NOTICE OF WINNING OFFER
                                    )
                                    )  Sale Hearing: March 11, 2005, 10:00 a.m.
                                    )  Place:        U.S. BANKRUPTCY COURT
                                    )                Courtroom 23
                                    )                235 Pine Street
                                    )                San Francisco, California
                                    )  Judge:        Hon. Thomas E. Carlson
------------------------------------

            PLEASE TAKE NOTICE THAT in accordance with the Court's Final Order Approving Bidding Procedures and Protections (the "Order", Docket No. 137), First Virtual Communications, Inc. and CUseeMe Networks, Inc. (collectively, the "Debtors") have determined, at the conclusion of a solicitation conference ("Solicitation Conference") conducted by the Debtors on February 28, 2005, that the offer to purchase substantially all of the Debtors' assets submitted by


--------------------------------------------------------------------------------
                            NOTICE OF WINNING OFFER

RADvision Ltd. is the highest or best offer--i.e., the Winning Offer, as defined in the Order. Copies of the Winning Offer, in the form of an Asset Purchase Agreement, a letter from RADvision Ltd. setting forth an improved bid made at the Solicitation Conference, and the pertinent portion of the transcript of the record of the Solicitation Conference during which the Buyer modified its improved bid, are attached as Exhibit A.

Dated: March 2, 2005
                                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP


                                    By: /s/  Van C. Durrer, II
                                        ----------------------------------------
                                                   Van C. Durrer, II
                                                        Kurt Ramlo
                                                       Glenn Walter

                                     Proposed Attorneys for Debtors and Debtors
                                                    in Possession


                                      - 2 -


--------------------------------------------------------------------------------
                             NOTICE OF WINNING OFFER

            2    UNITED STATES BANKRUPTCY COURT
                 FOR THE NORTHERN DISTRICT OF CALIFORNIA
            3
                 ----------------------------------------x
            4    In The Matter Of

            5                                       Case Nos.
                                                    05-30145
            6                                       05-30146

            7    First Virtual Communications, Inc. and
                 CUseeMe Networks, Inc.
            8              Debtors

            9    ----------------------------------------x

           10
                                 February 28, 2005
           11                        10:39 a.m.

           12
                                     AUCTION
           13

           14         Auction held at the offices of Skadden, Arps,

           15    Slate, Meagher & Flom, Four Times Square, New York,

           16    New York, before Kathleen Keefe, a Shorthand

           17    Reporter for the State of New York.

           18

           19

           20

           21

           22

           23

           24

           25


                               Hudson Reporting & Video, Inc.
                 1-800-310-1769   www.hudsonreporting.com    New York

            1               First Virtual Communications

            2    A p p e a r a n c e s:

            3             SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                Attorneys for First Virtual
            4                   Communications and
                                CUseeMe Networks, Inc.
            5                   300 South Grand Avenue
                                Los Angeles, California  90071-3144
            6
                          BY:   VAN C. DURRER, II, ESQ.
            7                   KURT RAMLO, ESQ.
                                DIONISIA KALOUDIS, ESQ.
            8

            9
                          SULMEYER KUPETZ
           10                   Attorneys for the Official Committee
                                of Unsecured Creditors
           11                   333 South Hope Street
                                   35th Floor
           12                   Los Angeles, California  90071

           13             BY:   CHRISTOPHER ALLIOTTS, ESQ.

           14

           15             CARTER LEDYARD & MILBURN LLP
                                Attorneys for Radvision, Ltd.
           16                   2 Wall Street
                                New York, New York 10005
           17
                          BY:   JAMES GADSEN, ESQ.
           18

           19
                          RADVISION, LTD
           20                   24 Raul Wallenberg Street
                                Tel Aviv 69719 Israel
           21
                          BY:   ARNOLD TARAGIN, ESQ.
           22

           23

           24

           25


                               Hudson Reporting & Video, Inc.
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
                                                                       EXHIBIT A


                                                                               3


            1               First Virtual Communications

            2                         I N D E X

            3    Exhibit    Description                       Page

            4      1        2/4/05 Interim Order Approving      4
                            Bid Procedures
            5
                   2        2/18/05 Final Order Approving       4
            6               Bid Procedures

            7      3        Exhibits 1 and 2 to Debtor's        4
                            Emergency Motion for Orders
            8               Approving Bid Procedures and
                            Approving Transaction
            9
                   4        Set of Schedules in two parts       4
           10
                   5        2/21/05 Radvision Bid               4
           11
                   6        Pro Forma Cash Flow                 4
           12
                   7        Additional and/or Replacement      20
           13               Schedules Pursuant to the
                            Various Bids
           14
                   8        2/28/05 Successful Radvision       21
           15               Bid

           16

           17

           18

           19

           20

           21

           22

           23

           24

           25


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
                                                                               7


            1               First Virtual Communications

            2    asset purchase agreement submitted by

            3    Millennium Technology as well as Silicon Valley

            4    Bank and Morrison & Foerster, LLP.

            5                   Exhibit 4 consists of a set of

            6    schedules in two parts.  One is attached as a

            7    group, attached to an e-mail dated February 18

            8    from Kurt Ramlo to Allison Wauk, who represents

            9    Millennium Technology Ventures, and it consists

           10    of the schedules to Exhibit 3, and then there

           11    are certain modifications which are included

           12    also in an e-mail from Mr. Ramlo to Ms. Wauk

           13    dated February 21, 2005.  That collectively

           14    represents Exhibit 4.

           15                   Exhibit 5 consists of the

           16    Radvision bid, which is attached to a letter

           17    dated February 21, 2005 from Arnie Taragin to

           18    Jonathan Morgan and others, as well as an

           19    e-mail from Jane Xiao to Kurt Ramlo, dated

           20    February 21st, 2005, which consists of the

           21    schedules to that contract.

           22                   Off the record for a second.

           23              (Discussion off the record.)

           24                   MR. DURRER:  Finally, Exhibit 6

           25    is a pro forma cash flow which we have shared


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
                                                                              20


            1               First Virtual Communications

            2                   All right.  At this point we're

            3    going to break for the bidders to come up with

            4    their improved bids and we'll be back on the

            5    record as close to noon as we can manage.

            6    Thank you.

            7             (A recess was taken from 10:57 a.m.

            8    to 3:13 p.m.)

            9             (Exhibit 7:  Marked for identification.)

           10                   MR. DURRER:  This is Van Durrer.

           11    We're recommencing the record at about 3:15

           12    East Coast time.  Present are everyone that was

           13    present before, including on the phone, with

           14    the exception of Mr. Schwerin.  Mr. Schwerin is

           15    not in the room, but I understand that

           16    Mr. Todaro is still on the phone for MTV.

           17                   We want to have two additional

           18    exhibits marked for the record.  Exhibit 7

           19    consists of additional and/or replacement

           20    schedules pursuant to the various bids.  They

           21    consist of a new schedule 1.01C, like Charlie;

           22    a schedule 1.01M, like Mary; a schedule 3.01B,

           23    like boy; 3.09B like boy; and a schedule 3.12.

           24    And that is collectively marked as Exhibit 7.

           25


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
                                                                              21


            1               First Virtual Communications

            2             (Exhibit 8:  Marked for identification.)

            3                   MR. DURRER:  Exhibit 8 is

            4    marked, a copy of the successful bid received

            5    from Radvision this afternoon, and that Exhibit

            6    8 is the successful bid designated by the

            7    estate with consultation from the Creditors'

            8    Committee, subject to the following

            9    modifications which I'm going to put on the

           10    record and ask for Radvision to confirm.

           11                   Exhibit 8 speaks to schedules in

           12    the second paragraph provided as Exhibit 5 and

           13    as modified.  The modification consists of the

           14    exhibits that have been marked as Exhibit 7.

           15    The date of the contract going forward, the

           16    date of the Radvision bid, the asset purchase

           17    agreement annexed to the contract is going to

           18    be deemed to be February 28th, 2005.  The

           19    aggregate consideration in terms of purchase

           20    price is 7,150,000.  That would be reflected in

           21    section 1.05 of the contract.

           22                   And the way that that gets

           23    broken down is, 6,020,000 gets paid at closing

           24    pursuant to the terms of the original APA

           25    submitted with Radvision's qualifying bid,


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
                                                                              22


            1               First Virtual Communications

            2    which was Exhibit 5 as part of this record,

            3    with the balance, 1,130,000, being the escrow

            4    that has been deposited in connection with that

            5    bid.

            6                   A couple of additional

            7    modifications that are reflected in part in

            8    Exhibit 8, but also in part in this record.

            9    There would be a couple of modifications to the

           10    proposed form of sale order.  One is that the

           11    sale order will be modified to provide that, to

           12    the extent that any contracts are removed from

           13    the list of assumed and assigned contracts by

           14    Radvision within 30 days of the closing, as is

           15    recited in the asset purchase agreement, that

           16    the Debtor will provide notice of such removal

           17    to that creditor or to that contract party, and

           18    then that contract party will have 30 days or

           19    so, you know, whatever the Court approves, to

           20    submit a rejection damage claim, if any.

           21                   Two additional modifications to

           22    the sale order.  The sale order will provide

           23    that in connection with Radvision's bid in

           24    Exhibit 8, it has agreed that, without

           25    accepting any liability or assuming any


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
                                                                              23


            1               First Virtual Communications

            2    liabilities, to the extent that Radvision hires

            3    an employee, that it will provide the accrued

            4    vacation to that employee as part of that

            5    employee's compensation package.  We have

            6    provided a schedule of that accrued vacation

            7    liability and that would be the basis for that

            8    proposal in Exhibit 8.

            9                   The sale order will provide that

           10    to the extent that the Committee agrees, after

           11    consulting with the Committee, that a

           12    particular employee, you know, is appropriate

           13    to be paid that vacation, that that vacation

           14    can be paid at closing or soon thereafter to

           15    the extent that Radvision determines not to

           16    hire such employee.

           17                   With respect to the employee

           18    retention program, which had been budgeted by

           19    the estate in the amount of $200,000, Radvision

           20    and the Committee have also agreed that the

           21    approval of such retention program, subject to

           22    approval of the Committee, in consultation with

           23    Radvision, in terms of an explanation of the

           24    benefits to be provided by the program in a

           25    maximum amount not to exceed $200,000, that


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
                                                                              24


            1               First Virtual Communications

            2    that approval can be included in the sale order

            3    and any such payments pursuant to that program

            4    would be made no earlier than closing under the

            5    Radvision contract.

            6                   And then lastly, there are

            7    provisions contained in Exhibit 8 with respect

            8    to a proposed consulting arrangement with the

            9    current CEO.  To clarify, Exhibit 8, the term

           10    of the proposed consulting agreement will be 12

           11    months at compensation of $200,000 for such 12

           12    months, that there will be a noncompete

           13    agreement by the executive that is coterminous

           14    with that term, that 12-month period.

           15                   In addition, the executive --

           16    Radvision will recommend to its board a

           17    20,000 -- 20,000 Radvision options be afforded

           18    to such executive at a strike price at whatever

           19    the closing price is on the date of such board

           20    approval with such options to terminate within

           21    one month following the end of the 12-month

           22    consulting period.  Those options will vest at

           23    the conclusion -- over a period ending at the

           24    conclusion of the consulting period.

           25                   And so that with those


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
                                                                              25


            1               First Virtual Communications

            2    modifications, Exhibit 8, with the modified

            3    schedules contained in Exhibit 7, and then to

            4    the extent that there are not inconsistencies,

            5    Exhibit 5, which is the original form of the

            6    APA, constitutes the entirety of the winning

            7    proposal that the Debtors have -- with the

            8    consultation of the Committee, have designated

            9    as part of this auction subject to board

           10    approval and, of course, Court approval.

           11                   The Debtors will execute a

           12    conformed APA to the extent that it is

           13    consistent with this record.  To the extent

           14    that, you know, it is overly burdensome to sign

           15    a conformed APA, this record will stand as the

           16    APA that we will be submitting to the Court for

           17    approval.

           18                   Are there any clarifications or

           19    comments that Radvision needs to make based on

           20    that?

           21                   MR. GADSEN:  Let me have a

           22    minute to talk to Mr. Taragin.

           23                   MR. DURRER:  Off the record.

           24             (Pause.)

           25                   MR. GADSEN:  On the record.


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
                                                                              26


            1               First Virtual Communications

            2    Which is that Radvision will be informed of how

            3    the retention money is spent?

            4                   MR. DURRER:  That's exactly

            5    right.

            6                   MR. GADSEN:  Who gets paid?

            7                   MR. DURRER:  The estate agrees

            8    to that clarification.

            9                   MR. GADSEN:  I just want to

           10    speak to my client.

           11                   MR. DURRER:  We'll go off the

           12    record.

           13                   MR. TODARO:  Two quick things.

           14    One, does this have the approval of the actual

           15    Creditors' Committee?  You mentioned them, but

           16    I wasn't sure.

           17                   MR. DURRER:  Yes, it does.

           18                   MR. ALLIOTTS:  I still have to

           19    report today's events to the Committee, but --

           20    it's certainly my intention to recommend

           21    acceptance of it, but I just need that formal

           22    approval of it.

           23                   MR. TODARO:  I wanted to make

           24    sure you were going to recommend approval.

           25                   The second is:  Are there any


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
                                                                              30


                            First Virtual Communications


                                C E R T I F I C A T E

                 STATE OF NEW YORK    )
                                      )Section
                 COUNTY OF NEW YORK   )


                          I, KATHLEEN A. KEEFE, a Registered

                 Professional Reporter and Notary Public in

                 and for the State of New York do hereby certify:

                          I reported the proceedings in the within

                 entitled matter, and that the within transcript

                 is a true record of such proceedings.

                          I further certify that I am not related,

                 by blood or marriage, to any of the parties in this

                 matter and that I am in no way interested in the

                 outcome of this matter.

                          IN WITNESS WHEREOF, I have hereunto set

                 my hand this 2nd day of March, 2005.



                                      /s/ Kathleen Keefe
                                     -------------------------------------------
                                     KATHLEEN KEEFE, R.P.R.
                                              oOo



                         Hudson Reporting & Video, Inc.
                 1-800-310-1769 www.hudsonreporting.com New York

                         Exhibit 5 to Auction Transcript

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                 RADVISION LTD.

                       FIRST VIRTUAL COMMUNICATIONS, INC.

                                       AND

                             CUSEEME NETWORKS, INC.

                                FEBRUARY 21, 2005

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
ARTICLE I SALE OF ASSETS AND TERMS OF PAYMENT............................................................1
   1.01     Assets Being Sold to Buyer...................................................................1
   1.02     Retained Assets;.............................................................................4
   1.03     Assumed Liabilities..........................................................................5
   1.04     Retained Liabilities;........................................................................5
   1.05     Purchase Price...............................................................................6
   1.06     Allocation of the Purchase Price.............................................................6
   1.07     Absolute Sale................................................................................6

ARTICLE II RELATED AGREEMENTS............................................................................7
   2.01     Assignments of Patent, Trademark, and Copyright Rights.......................................7
   2.02     Bill of Sale.................................................................................7
   2.03     Real Property Lease Assignments..............................................................7
   2.04     Contract Assignment..........................................................................7

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.........................................7
   3.01     Organization and Good Standing; Assets of Subsidiaries.......................................7
   3.02     Authorization: Compliance with Other Instruments and Law.....................................7
   3.03     Due Diligence................................................................................8
   3.04     Operation of the Business in the Ordinary Course.............................................8
   3.05     Tax Matters..................................................................................9
   3.06     Material Contracts and Commitments; Cure Costs...............................................9
   3.07     Licenses, Permits and Authorizations........................................................10
   3.08     Title to Purchased Assets...................................................................10
   3.09     Proprietary Rights..........................................................................11
   3.10     Employee Benefit Plans; Labor Matters.......................................................12
   3.11     Litigation and Other Claims.................................................................13
   3.12     Proprietary Information Agreements, etc.....................................................13
   3.13     Compliance with Laws;.......................................................................13
   3.14     Insurance...................................................................................13
   3.15     Real Property Leases........................................................................13
   3.16     Condition of Purchased Assets...............................................................14
   3.17     Environmental Matters.......................................................................14
   3.18     Full Disclosure.............................................................................16
   3.19     Representations and Warranties True at the Closing..........................................16

ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER...........................................16
   4.01     Organization and Good Standing..............................................................16
   4.02     Due Authorization; Noncontravention.........................................................16

                                                                                                       PAGE
                                                                                                       ----
ARTICLE V EMPLOYEES.....................................................................................17
   5.01     Employees and Employee Benefits.............................................................17
   5.02     Third Parties...............................................................................18

ARTICLE VI WORKERS COMPENSATION, PRODUCT LIABILITY AND WARRANTY RESPONSIBILITY..........................19
   6.01     Workers Compensation........................................................................19
   6.02     Product Liability and Warranty Claims.......................................................19

ARTICLE VII COVENANTS AND AGREEMENTS REGARDING BANKRUPTCY...............................................19
   7.01     Bankruptcy Actions..........................................................................19

ARTICLE VIII PRE-CLOSING COVENANTS......................................................................21
   8.01     General.....................................................................................21
   8.02     Disclosure..................................................................................21
   8.03     Operation of Business.......................................................................21
   8.04     Books of Account............................................................................21
   8.05     Access to Information.......................................................................22
   8.06     Key Employees...............................................................................22
   8.07     Consents....................................................................................22
   8.08     Delivery of Schedules; Notice of Developments...............................................22
   8.09     Related Agreements..........................................................................22
   8.10     Press Releases and Public Announcements.....................................................22
   8.11     Enforcement of Rights with Respect to Employees, etc........................................22
   8.12     Limitation on Solicitation, etc.............................................................23

ARTICLE IX CLOSING CONDITIONS...........................................................................23
   9.01     Condition to Obligations of all Parties.....................................................23
   9.02     Conditions to the Obligations of Sellers....................................................23
   9.03     Conditions to the Obligations of Buyer......................................................24

ARTICLE X THE CLOSING...................................................................................24
   10.01       Time and Place of Closing................................................................24
   10.02       Instruments of Transfer, Etc.............................................................24
   10.03       Termination of Agreement.................................................................25
   10.04       Effect of Termination....................................................................26

ARTICLE XI POST CLOSING COVENANTS.......................................................................26
   11.01       Expenses.................................................................................26
   11.02       Further Assurances.......................................................................26
   11.03       Commissions and Fees.....................................................................26
   11.04       Sales, Transfer and Use Taxes............................................................27
   11.05       Nondisclosure............................................................................27
   11.06       Publicity................................................................................27
   11.07       Accounts Receivable......................................................................27
   11.08       Non-competition..........................................................................28

                                                                                                       PAGE
                                                                                                       ----
   11.09       Enforcement of Rights with Respect to Employees, etc.....................................28

ARTICLE XII MISCELLANEOUS...............................................................................28

   12.01       Binding Effect...........................................................................28
   12.02       No Assignment;...........................................................................28
   12.03       Counterparts.............................................................................29
   12.04       Governing Law............................................................................29
   12.05       Venue....................................................................................29
   12.06       Notices..................................................................................29
   12.07       Amendment and Modification...............................................................30
   12.08       Waiver of Compliance.....................................................................30
   12.09       Interpretation...........................................................................30
   12.10       Incorporation of Exhibits and Schedules..................................................30
   12.11       Entire Agreement.........................................................................30

                                    SCHEDULES

                                                                                            SECTION
SCHEDULE                DESCRIPTION                                                        REFERENCE
--------                -----------                                                        ---------
   1.01(a)              Real Property Leases                                                 1.01(a)
   1.01(b)              Furniture, Machinery & Equipment                                     1.01(b)
   1.01(c)              Assumed Contracts; Defaults                                          1.01(c)
   1.01(f)              Government Licenses, Permits and Authorizations                      1.01(f)
   1.01(h)              Proprietary Rights                                                   1.01(h)
   1.01(k)              Assumed Insurance Policies                                           1.01(k)
   1.01(m)              Budget                                                               1.01(m)
   1.02                 Retained Assets                                                      1.02
   3.01                 Organization and Good Standing;                                      3.01
   3.01(b)              Assets of Subsidiaries                                               3.01(b)
   3.02                 Noncontravention                                                     3.02
   3.03                 Due Diligence Materials Provided to RADvision                        3.03
   3.04                 Operation of the Business in the Ordinary Course                     3.04
   3.06(a)              Sellers' Contracts; Defaults                                         3.06(a)
   3.06(b)              Government Contracts; Defaults                                       3.06(b)
   3.06(c)              Cure Costs                                                           3.06(c)
   3.07                 Licenses, Permits and Authorizations - Exceptions                    3.07
   3.08                 Encumbrances on Assets                                               3.08
   3.09(b)              IP - Computer Programs                                               3.09(b)
   3.09(c)              Licensee Software                                                    3.09(c)
   3.09(d)              IP - Litigation                                                      3.09(d)
   3.09(e)              IP - Infringements                                                   3.09(e)
   3.09(f)              IP - Encumbrances                                                    3.09(f)
   3.09(g)              IP - Licenses                                                        3.09(g)
   3.09(h)              IP - Royalty Fees                                                    3.09(h)
   3.10                 Employee Benefit Plans                                               3.10

                                                                                            SECTION
SCHEDULE                DESCRIPTION                                                        REFERENCE
--------                -----------                                                        ---------
   3.11                 Litigation                                                           3.11
   3.12                 Proprietary Information Agreements, etc.--Exceptions                 3.12
   3.13                 Compliance with Laws                                                 3.13
   3.13(b)              List of US and ISO Standards                                         3.13(b)
   3.14                 Insurance                                                            3.14
   3.15                 Real Property Leases                                                 3.15
   3.17                 Environmental Matters                                                3.17
   5.01                 Employees                                                            5.01(b)
   8.06                 Key Employees                                                        8.06
  11.03                 Commissions and Fees                                                11.03

                                    EXHIBITS

Exhibit       Description                                        Section
                                                                 Reference
A             Form of Assignment of Patent Rights                2.01
B             Form of Assignment of Trademark Rights             2.01
C             Form of Assignment of Copyright Rights             2.01
D             Form of Bill of Sale                               2.02
E             Form of Assignment of Leases                       2.03
F             Form of Contract Assignment                        2.04
G             Form of Sale Order                                 7.01
H             Form of 9.03(a) Certificate                        9.03(a)
I             Certain Definitions                                Recitals

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of February 21, 2005 among RADvision Ltd., an Israeli corporation (the "Buyer"), First Virtual Communications, Inc., a Delaware corporation ("FVC"), and CUseeMe Networks, Inc., a Delaware corporation ("CUseeMe"; and together with FVC referred to herein collectively as "Sellers" and each individually as a "Seller"). Each of Buyer, FVC and CUseeMe are sometimes individually referred to herein as a "Party" or collectively as the "Parties".

                             SUMMARY OF TRANSACTIONS

      Sellers are engaged in the business of providing integrated rich media communication solutions to the enterprise, service provider and public sector markets (the "Business"). CUseeMe is a wholly owned subsidiary of FVC.

      On January 20, 2005 (the "Petition Date"), each Seller filed with the United States Bankruptcy Court for the Northern District of California, San Francisco Division (the "Bankruptcy Court") a voluntary petition (the "Chapter 11 Cases") for relief under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code").

      Prior to the filing of the Chapter 11 Cases, Buyer and FVC entered into a letter of intent (the "Letter of Intent") dated January 20, 2005 confirming their mutual intentions with respect to the potential purchase by Buyer or its Affiliates of substantially all of the assets and Business of Sellers.

      Pursuant to the provisions of the Letter of Intent, Buyer, FVC and U.S. Bank National Association (the "Escrow Agent") have entered into an escrow agreement dated as of January 24, 2005 (as from time to time amended, supplemented or restated, the "Escrow Agreement") and Buyer delivered $999,975 to the Escrow Agent on January 27, 2005 and will deliver an additional $130,025 for a total of $1,130,000 to be held in escrow pursuant to the terms of the Escrow Agreement (the "Escrow Amount").

      Sellers wish to sell, and Buyer wishes to substantially all of the assets of Sellers on the conditions and pursuant to the terms herein set forth. Capitalized terms used herein shall have the meanings ascribed to them in this Agreement, including the Schedule of Definitions annexed hereto as Exhibit I. To effect such Transactions and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE I

                       SALE OF ASSETS AND TERMS OF PAYMENT

      1.01 ASSETS BEING SOLD TO BUYER. Upon the terms and conditions set forth in this Agreement and subject to the provisions of the Sale Order, Seller agrees to sell and transfer to Buyer and Buyer agrees to purchase, at the Closing, all of Sellers' assets used in or associated with the Business (the "Purchased Assets"), as they shall exist on the Closing Date (as defined in Section 10.01 hereof), but excluding the Retained Assets (as defined in Section 1.02 hereof) including without limitation the following assets:

      (A) REAL PROPERTY LEASES. To the extent that the Bankruptcy Court has authorized Seller to assume and assign such leases to Buyer pursuant to section 365 of the Bankruptcy Code, all of the right, title and interest of Sellers in, to and under the leases (the "Assumed Real Property Leases") covering Sellers' leased premises (the "Leased Premises") listed on Schedule 1.01(a) hereto and all of the right, title and interest of Sellers in and to all leasehold improvements in or on the Leased Premises, which Schedule 1.01(a) shall be initially finalized by Buyer on or before March 2, 2005, provided, however, that Buyer may remove any lease from Schedule 1.01(a) at any time on or before the date that is 30 days after Closing;

      (B) FURNITURE, MACHINERY, AND EQUIPMENT. All the furniture, machinery, transportation vehicles, equipment, tools, fixtures, molds and dies and other fixed assets of Sellers located on the Leased Premises, on the premises of vendors or elsewhere, substantially all of which are listed on Schedule 1.01(b) hereto, except those items sold or otherwise disposed of after the date hereof in the ordinary course of business (subject to prior approval of Buyer);

      (C) ASSUMED CONTRACTS. To the extent that that the Bankruptcy Court has authorized Seller to assume and assign such contracts to Buyer pursuant to section 365 of the Bankruptcy Code or otherwise to transfer its rights under such contracts to Buyer pursuant to section 363 of the Bankruptcy Code, all of the right, title and interest of Sellers in, to and under those executory contracts, agreements, commitments and understandings (including leases of personal property) which are specifically listed on Schedule 1.01(c) hereto, which Schedule 1.01(c) shall be initially finalized by Buyer on or before March 2, 2005, provided, however, that Buyer may remove any contract from Schedule 1.01(c) at any time on or before the date that is 30 days after Closing (the "Assumed Contracts");

      (D) ACCOUNTS RECEIVABLE AND CUSTOMER CLAIMS. All of Sellers' accounts receivable and notes receivable, subject to any trade credits or offsets owed to customers of Sellers and all of Sellers' rights, claims and causes of action against customers of the Business;

      (E) BOOKS AND RECORDS; All of Sellers' books and records (the "Records"), including all sales and credit records, advertising and sales material, literature, customer and distributor lists, financial records, personnel and payroll records to the extent transferable under applicable law, Tax, accounting and other books and records;

      (F) GOVERNMENTAL LICENSES, PERMITS AND AUTHORIZATIONS . To the extent assignable and transferable under their terms and applicable law, all governmental licenses, permits and authorizations related to the Business a complete list of which, to Sellers' Knowledge, is set forth on Schedule 1.01(f) hereto (the "Assumed Licenses");

      (G) DEPOSITS, CREDITS AND PREPAID EXPENSES. All of Sellers' deposits, credits, prepaid expenses, other current assets and all security deposits and similar assets relating to the Assigned Contracts (as defined below);

      (H) PROPRIETARY RIGHTS. Any and all Seller Proprietary Rights and any and all Seller Registered Proprietary Rights which, to the extent they can be specified, are included on Schedule 1.01(h) hereto;

      (I) INVENTORIES. All inventories of Sellers of any kind including, but not limited to, finished goods, work in progress, supplies and raw materials;

      (J) INTANGIBLE ASSETS. The intangible assets of the Business of Sellers as a going concern and good will thereof;

      (K) INSURANCE POLICIES. Those insurance policies specified by Buyer on
Schedule 1.01(k) hereof (the "Assumed Insurance Policies"), to the extent such insurance policies are assignable and transferable under their terms and applicable law, which Schedule 1.01(k) shall be initially finalized by Buyer on or before March 2, 2005, provided, however, that Buyer may remove any insurance policy from Schedule 1.01(k) at any time on or before the date that is 30 days after Closing;

      (L) RIGHTS WITH RESPECT TO EMPLOYEES, ETC. To the extent assignable and transferable under applicable law, any and all of Sellers' rights to enforce employee secrecy, non-disclosure, non-competition agreements or covenants by current or former employees and any other rights to protect the Seller Proprietary Rights and Seller Registered Proprietary Rights and the Business;

      (M) CASH AND BANK ACCOUNTS. Sellers' cash and cash equivalents as of the Closing Date, including, but not limited to any bank deposit accounts, provided, however, that Sellers may retain the total sum (the "Retained Cash") in the amount of (i) the Carve-Out as defined in the Interim Order Authorizing Debtor to Obtain Postpetition Financing Secured by Liens on Property of the Estate or the Final Order Authorizing Debtor to Obtain Postpetition Financing Secured by Liens on Property of the Estate, whichever is then in effect (the "DIP Order"), except that the time period in the Carve-Out following and defined by reference to the delivery of a Default Notice in the DIP Order follows and is defined instead under this Agreement by reference to the Closing Date, plus (ii) accrued, unpaid administrative expenses under 11 U.S.C. Section 503(b) through and including the Closing Date (other than the Carve-out, as modified under this Agreement) to the extent previously or subsequently allowed, provided that such administrative expenses are included in the budget attached as Schedule 1.01(m); and

      (N) OTHER ASSETS. All other assets, properties and rights of Sellers, of every kind and nature, owned or held by Sellers or in which Sellers have an interest on the Closing Date, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement, where and as they are held, other than the Retained Assets.

      1.02 RETAINED ASSETS; Notwithstanding the foregoing, the Purchased Assets shall not include any of the following (collectively the "Retained Assets"):

      (A) any equity security of a Seller or any direct or indirect subsidiary of a Seller;

      (B) Sellers' rights, title and interests under this Agreement and any agreements executed in connection herewith, including, but not limited to, the Letter of Intent;

      (C) any leases covering leased premises that are not Assumed Real Property Leases;

      (D) any executory contracts, agreements, commitments and understandings (including leases of personal property) that are not Assumed Contracts;

      (E) the corporate seal, minute books, charter documents, corporate stock record books and such other Records as pertain to the organization, existence or share capitalization of Sellers and duplicate copies of the Records as are necessary to enable Seller to file its Tax returns and reports as well as any other Records or materials relating to Seller generally and not involving or relating to the Purchased Assets;

      (F) all personnel records and other Records that Sellers are required by applicable law to retain in its possession, provided that Buyer will receive copies of such Records (to the extent permitted by applicable law);

      (G) all "employee benefit plans" (as such term is defined by Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA")), "employee pension benefit plans" (as such term is defined by Section 3(2) of ERISA) and all other pension, profit sharing or cash or deferred compensation plans and trusts and assets thereof and any other employee benefit plan or arrangement thereof, if any, maintained by Sellers;

      (H) any Tax attributes of the Sellers, including without limitation, any net operating loss carryovers and any right or claim for a Tax refund attributable to the operation or assets of the Sellers, whether arising before or after the Closing;

      (I) the Retained Cash;

      (J) Any rights or actions for avoidance of transactions or obligations, or recovery under Sections 541 through 550 of the Bankruptcy Code (the "Avoidance Actions"), that may be asserted on behalf of Sellers as debtors in possession or a trustee in the Chapter 11 Cases against a Person other than Buyer or its Affiliates, provided that Sellers shall not assert Avoidance Actions or other claims against a Person with whom Sellers had a business relationship as of the date immediately prior to the Closing Date;

      (K) Assets of the Sellers' former hardware business; and

      (L) Those assets specifically listed on Schedule 1.02 hereto.

      1.03 ASSUMED LIABILITIES. Buyer agrees to (A) assume, perform and discharge all post-Closing liabilities due under the Assumed Real Property Leases, the Assumed Contracts and Assumed Licenses and otherwise related to the Purchased Assets arising on and after the Closing Date and (B) cure, at Buyer's expense, any and all monetary defaults existing under each Assumed Real Property Lease, Assumed License, Assumed Insurance Policy and Assumed Contract included within the Purchased Assets (collectively the "Assigned Contracts") to the extent required for Sellers to assume such Assigned Contracts in the Chapter 11 Cases, provided, however, that Buyer shall not be required to pay, and shall have no liability for, any amounts to cure the Assigned Contracts in excess of the total amount of cash and cash equivalents transferred to Buyer under Section 1.01(m) above (collectively, the foregoing shall be referred to as the "Assumed Liabilities").

      On the Closing Date or, as regards a particular Assigned Contract, on such later date as Buyer pays the monetary cure for such Assigned Contract, Sellers shall (i) cure, at Sellers' sole expense, any and all non-monetary defaults existing under each Purchased Asset, and Assigned Contract to the extent required for Sellers to assume such Assigned Contracts in the Chapter 11 Cases,
(ii) assume each Assigned Contract in the Chapter 11 Cases to the extent necessary to transfer such Assigned Contracts to Buyer, and (iii) subject to Buyer providing adequate assurance of performance to the counterparty thereto to the extent required by the Bankruptcy Court, assign such Assigned Contracts to Buyer pursuant to an order of the Bankruptcy Court (which may be the Sale Order or one or more other orders that are no less favorable to Buyer than the provisions of the Sale Order). Effective upon and concurrently with such assignment(s), Buyer shall assume each Assigned Contract assigned to it pursuant to this Section 1.03 by executing and delivering to Sellers the Assignment and Assumption of Contracts attached hereto as Exhibit F. Buyer shall not assume any liabilities or obligations of Sellers except those specifically assumed by Buyer pursuant to the provisions of this Section 1.03.

      1.04 RETAINED LIABILITIES; Buyer shall not assume any liabilities or obligations of Sellers except those specifically assumed by Buyer pursuant to the provisions of Section 1.03. Except for the Assumed Liabilities, Buyer shall not assume and shall not be liable for any of the debts, obligations, responsibilities (including, but not limited to, Sellers' responsibility for any warranty or product liability claims (including claims for injury to person or property) relating to the Business and arising from products sold or work performed on or prior to the Closing Date), undertakings or liabilities, whether matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or other of Sellers and all such liabilities will remain the responsibility of the Sellers and shall be retained, paid, performed and discharged by the Seller and the Sale Order shall so provide. The Assumed Liabilities shall not include any of Sellers' accrued expenses or other indebtedness or liabilities incurred, related to, or arising as a result of operations conducted, actions taken or events occurring on or prior to the Closing Date, including specifically, but without limitation, (i) federal, state and local income Tax liabilities, including, without limitation, all Tax liabilities associated with deferred income items and all franchise, gross receipts, property, sales, use or value added Taxes or any interest, additions to Tax or penalties thereon; (ii) bank and other short-term debt; (iii) intercompany current liabilities; (iv) all environmental liabilities and claims arising out of conditions existing or actions taken or not taken prior to the Closing Date, (v) all litigations, arbitrations and other third party claims and proceedings, (vi) all employee benefit liabilities and obligations (including specifically, but without limitation, post retirement medical benefits, severance pay, bonuses, incentive pay and deferred compensation, and accrued vacation and WARN Act liability to the extent arising or accruing prior to the Closing Date), and
(vii) all unknown, contingent and other liabilities and obligations not specifically assumed by Buyer pursuant to Section 1.03 above (collectively the "Retained Liabilities").

      1.05 PURCHASE PRICE. In consideration for the Purchased Assets being sold pursuant to this Agreement, Buyer agrees to pay the Purchase Price (the "Purchase Price") as follows:

      (A) At Closing, Buyer shall pay Sellers in immediately available federal funds an amount equal to $4,520,000;

      (B) At Closing, Buyer shall cause the Escrow Agent to pay the Escrow Amount to Sellers;

      1.06 ALLOCATION OF THE PURCHASE PRICE. Each of the parties agrees that the Purchase Price shall be allocated as reasonably determined by Buyer (and reasonably satisfactory to Sellers) prior to the Closing on a schedule to be prepared by Buyer (and reasonably satisfactory to Sellers) in accordance with
Section 1060 of the Code. Each of the parties agrees to report these Transactions for all state and federal Tax purposes and all accounting purposes in accordance with such allocation. If any state or federal taxing authority challenges such allocation, Buyer and Sellers shall cooperate in good faith in responding to such challenge and shall each bear their own costs and expenses in any response. The party receiving the notice of such challenge shall give prompt written notice to the other party of any such challenge. Within thirty (30) calendar days after receipt of such notice, Buyer shall have the option to elect to assume the defense of any such challenge. Regardless of whether Buyer elects to assume such defense, both Buyer and Sellers, respectively, shall be entitled to approve the settlement, if any, that the other may desire to make with respect to any such challenge, which approval shall not be unreasonably withheld. The foregoing allocation shall not be determinative of the appropriate allocation of the Purchase Price among any creditors of Sellers asserting the right to receive a portion of the Purchase Price as a distribution under the Bankruptcy Code.

      1.07 ABSOLUTE SALE. Subject to the Sale Order (as defined below) and to the extent provided in the Sale Order, the Sellers' sale, conveyance, transfer and delivery of the Purchased Assets to Buyer shall be free and clear of all title defects, liabilities, obligations, liens, mortgages, security interests, encumbrances, claims or similar adverse interests of any kind or character to the extent provided in the Sale Order.

                                   ARTICLE II

                               RELATED AGREEMENTS

      Simultaneously with the Closing hereunder or, as regards a particular Assigned Contract, on such later date as Buyer pays the monetary cure for such Assigned Contract, the following agreements (the "Related Agreements") will be executed and delivered:

      2.01 ASSIGNMENTS OF PATENT, TRADEMARK, AND COPYRIGHT RIGHTS. Assignment Agreements (the "Intellectual Property Assignments") in the forms of Exhibit A, Exhibit B, and Exhibit C hereto, pursuant to which Sellers will assign to Buyer, all of Sellers' right, title and interest in, to and under all Seller Proprietary Rights and Seller Registered Proprietary Rights included in the Purchased Assets.

      2.02 BILL OF SALE. Bill of Sale, in the form of Exhibit D hereto, transferring title to the Purchased Assets (other than the Real Property Leases) to Buyer.

      2.03 REAL PROPERTY LEASE ASSIGNMENTS. Assignments and/or Subleases of the Leased Premises to Buyer in the form of Exhibit E hereto.

      2.04 CONTRACT ASSIGNMENT. Assignment of the Assumed Contracts to Buyer in the form of Exhibit F hereto.

                                  ARTICLE III

                         REPRESENTATIONS, WARRANTIES AND
                              COVENANTS OF SELLERS

      Each Seller, jointly and severally, represents and warrants to, and covenants with, Buyer that as of the date hereof and as of the Closing Date:

      3.01 ORGANIZATION AND GOOD STANDING; ASSETS OF SUBSIDIARIES.

      (A) Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and assets (including the Purchased Assets) and to conduct its business as it is now being conducted. Each Seller is duly qualified to do business in each jurisdiction in which it owns, leases or operates property or otherwise conducts business, each of which is set forth on Schedule 3.01 hereto. Except as set forth on Schedule
3.01 hereto, no Seller has equity or similar investments, direct or indirect, in any corporation, partnership, association, joint venture or other entity.

      (B) Schedule 3.01(b) lists all material assets of the subsidiaries of the Sellers, including, but not limited to, any Proprietary Rights of such subsidiaries.

      3.02 AUTHORIZATION: COMPLIANCE WITH OTHER INSTRUMENTS AND LAW. Subject to the entry of the Sale Order, each Seller has full corporate power and authority to enter into this Agreement, the Related Agreements and any other agreements and documents to be executed and delivered by it at Closing as contemplated hereby (collectively, the "Closing Documents' ), to consummate the Transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the Transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of the Sellers. This Agreement has been duly executed and delivered by each Seller, and is a valid and binding obligation of each Seller enforceable in accordance with its terms and the Closing Documents will, when executed and delivered by each Seller at Closing, constitute valid and binding obligations of each Seller enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

      Except as set forth on Schedule 3.02 and upon entry of the Sale Order, the execution, delivery and performance of this Agreement and the Closing Documents will not to the Sellers' Knowledge (i) conflict with or result in a breach or violation of any provision of the Certificate of Incorporation or By-Laws or any other applicable organizational documents of either Seller or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which either Seller is a party or by which any Seller or the Purchased Assets may be bound or affected; or (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, encumbrance, security agreement, charge, pledge, equity or other claim or right of any person in or to the Purchased Assets under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any of the Sellers is a party or by which any Seller or the Purchased Assets may be bound. All necessary authorizations of the Transactions contemplated by this Agreement required to be obtained by any Seller from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulation of any such government or agency shall have been made in such form as is acceptable as filed. Buyer shall cooperate with Sellers with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Sellers will deliver to Buyer at the Closing true and complete copies of all resolutions of their boards of directors by which the execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the Transactions contemplated hereby and thereby were authorized, certified by the Secretary or Assistant Secretary of each Seller as of the Closing Date.

      3.03 DUE DILIGENCE. To the Sellers' Knowledge, the due diligence materials provided by Sellers and their agents to Buyer (as set forth in Schedule 3.03 hereto) in connection with the Transactions contemplated by this Agreement do not contain any materially incorrect information.

      3.04 OPERATION OF THE BUSINESS IN THE ORDINARY COURSE. Since January 20, 2005, except as set forth on Schedule 3.04, except as to any foreign operations and except by reason of the filing of Chapter 11 Cases, the Sellers' Business has been operated in the ordinary course, except to the extent that Buyer has otherwise agreed in writing or as is expressly contemplated by this Agreement.

      3.05 TAX MATTERS. The Sellers will file any and all required Tax returns and pay any and all Taxes due in connection with such returns on or prior to the Closing Date.

      3.06 MATERIAL CONTRACTS AND COMMITMENTS; CURE COSTS.

      Schedule 3.06(a) hereto constitutes a full and complete list, as of the date hereof, of the possible Assigned Contracts. Except as indicated on Schedule 1.01(c) or Schedule 3.06(a), the Sellers are not in breach or violation, or in default under, any of the possible Assigned Contracts, and upon entry of the Sale Order, the execution of this Agreement and the consummation of the Transactions contemplated hereby will not constitute a default or breach under the possible Assigned Contracts; and except as specifically indicated on
Schedule 1.01(c) or Schedule 3.06(a), the execution of this Agreement and the consummation of the Transactions contemplated hereby will not give rise to any consent requirement under any of the possible Assigned Contracts for which consent has not already been obtained ("Required Consents"). All of the contracts listed on Schedule 1.01(c) and Schedule 3.06(a) are in full force and effect and have not been modified or amended in any material respect, except as set forth on Schedule 1.01(c) or Schedule 3.06(a). To Sellers' Knowledge, there exists no reason why any one of the possible Assigned Contracts or Government Contracts cannot be assumed and assigned.

      (A) Schedule 3.06(b) contains a list of all Government Contracts (as hereinafter defined) as of the date hereof, true, complete and correct copies of which have been provided or made available to Buyer. Except as set forth in
Schedule 3.06(b) and except for the commencement of the Chapter 11 Cases, to Sellers' Knowledge: (i) no Seller has taken any action or omitted to take any action required under the terms of a Government Contract which would cause a material breach or default under such Government Contract or cause a Seller to be subject to disqualification or removal from any capacity which a Seller now occupies with respect to, or as a result of the Government Contracts, either directly or as a subcontractor, consultant or otherwise, nor has any Seller been disqualified or removed from any such capacity; (ii) no Seller has received notice of any default under, or notice of any violation of the terms of, any Government Contract, other than those relating to the commencement of the Chapter 11 Cases; (iii) no Seller is participating in, or is the subject of, any investigation by an Governmental Authority relating to the Government Contracts, billings, claims or business practices that is reasonably likely to lead to criminal or material civil penalties or the cancellation of any Government Contract, and no such investigation has been threatened or is actively being considered; (iv) no Seller is debarred or suspended under the Federal Acquisition Regulations or other similar applicable federal or state laws or regulations by any Governmental Authority from bidding for, or obtaining any Government Contract for services provided by, Sellers, and no such proceeding is pending or threatened; (v) each Seller has complied in all material respects with all applicable requirements, if any, under the Federal Truth in Negotiations Act (codified at 10 U.S.C. Sections 2306 and 2306a; 41 U.S.C.
Section 254b) with respect to Government Contracts for services provided by Sellers; (vi) no Government Contract is subject to the U.S. Government Cost Accounting Standards, as set forth in 48 C.F.R. Part 30; and (vii) no Seller has engaged in any fraudulent act, bribery or other act of dishonesty or made any misrepresentation of material fact in connection with soliciting, negotiating, obtaining or maintaining any Government Contract which could serve as the basis of the termination of any such Government Contract. Except as set forth in Schedule 3.06(b) and to the Sellers' Knowledge: (i) the operation of the Purchased Assets has conformed, and is expected to conform, with the delivery schedule requirements of each Government Contract except as otherwise agreed by the applicable Governmental Authority; (ii) there has not been, nor is there expected to be, any cost overrun liability or spending in excess of any limitation of cost and fund provisions under any cost reimbursement type Government Contracts; and (iii) no Governmental Authority has, in writing or orally communicated, asserted or filed any actual or potential material price reduction, adverse contract adjustment, or disallowance of costs or claims in respect of any Government Contract. Except as set forth in Schedule 3.06(b) and to the Sellers' Knowledge no Seller has received, with respect to any Government Contract, notice of. (i) any cure notice pursuant to applicable contract default provisions or notice of default, however termed; (ii) any contract termination, whether for default, convenience, cancellation or a lack of funding or other reasons; (iii) any final decision or unilateral modification assessing a price reduction, penalty or claim for damages or other remedy, however termed; (iv) any claim, based on assertions of defective pricing or asserted violations of government cost accounting standards or cost principles; (v) any claim for indemnification by an Governmental Authority; (vi) other than in the ordinary course of business and in amounts less than $50,000, an equitable adjustment of or claim concerning such Government Contract submitted by or brought by any Seller or brought by any subcontractors or suppliers against a Seller; or (vii) any disallowance of costs (direct or indirect) or related claims, in each case referred to in one of the preceding clauses of this Section 3.06.

      (B) Schedule 3.06(c) lists the costs associated with curing defaults under each possible Assigned Contract to the extent the default must be cured under Bankruptcy Code Section 365(b).

      3.07 LICENSES, PERMITS AND AUTHORIZATIONS. Except as set forth on Schedule 3.07, each of the Sellers has all approvals, authorizations, consents, licenses, franchises, orders, certificates and other permits of; and has made all filings with, any governmental authority, whether foreign, Federal, state or local, which are required for the ownership of their assets (including the Purchased Assets) or the conduct of Seller's Business as presently conducted. A complete list to the Sellers' Knowledge of all such approvals, authorizations, consents, licenses, franchises, orders, certificates, permits and filings is included on
Schedule 3.07 hereto.

      3.08 TITLE TO PURCHASED ASSETS. Except as set forth on Schedule 3.08 hereto, Sellers have good and marketable legal title to the Purchased Assets and, subject to entry of the Sale Order (as defined below) shall at the Closing deliver to Buyer good and marketable legal title to the Purchased Assets free and clear of all title defects, liabilities, obligations, liens, mortgages, security interests, encumbrances, claims or similar adverse interests of any kind or character to the extent provided in the Sale Order. All leases pursuant to which Sellers lease any of the Purchased Assets, including the frequency and amount of payments thereunder and duration of such leases are set forth on
Schedule 3.08 hereto. All such leases are valid and binding in accordance with their respective terms.

      3.09 PROPRIETARY RIGHTS.

      (A) Schedule 1.01(h) sets forth a list of the Seller Proprietary Rights and Seller Registered Proprietary Rights to the extent they can be specified.

      (B) Schedule 3.09(b) sets forth a list of computer programs (excluding readily available, off-the-shelf personal computer software packages) currently used or held for use by the Sellers.

      (C) To the Sellers' Knowledge, the Seller Proprietary Rights and Seller Registered Proprietary Rights are valid and enforceable and the Sellers have the right to use all Seller Proprietary Rights and Seller Registered Proprietary Rights used or held for use in the Business except computer software identified on Schedule 3.09(c) as computer software not owned by the Sellers and used in the Business ("Licensee Software"). With respect to Licensee Software, at Buyer's request and to the extent permitted under the license applicable to such Licensee Software, Sellers shall sublicense the Licensee Software to Buyer on the same terms and conditions as Sellers' license applicable thereto.

      (D) Except as set forth on Schedule 3.09(d), to the Sellers' Knowledge there are no pending or threatened proceedings or litigation against any Seller.
(i) based upon the Seller Proprietary Rights or the Seller Registered Proprietary Rights, or (ii) alleging that operation of the Sellers' Business or any of the Purchased Assets infringe or misappropriate the patents, trademarks, trade names, copyrights, trade secrets or other intellectual property rights of others.

      (E) Except as set forth on Schedule 3.09(e), (i) there are no infringements, misappropriations or other violations by others of valid, enforceable items of Seller Proprietary Rights and Seller Registered Proprietary Rights, and (ii) use of the Seller Proprietary Rights and Seller Registered Proprietary Rights in the operation of the Sellers' Business as currently conducted do not infringe, misappropriate or violate the patents, trademarks, trade names, copyrights, trade secrets or other intellectual property rights of others.

      (F) Except as set forth on Schedule 3.09(f) and upon entry of the Sale Order, the Sellers have good and marketable title to the Seller Proprietary Rights and Seller Registered Proprietary Rights, free and clear of all encumbrances.

      (G) Except as set forth on Schedule 3.09(g), the Sellers have not granted any license with respect to any of the Seller Proprietary Rights or Seller Registered Proprietary Rights to any person.

      (H) Except as set forth on Schedule 3.09(h), none of the Seller Proprietary Rights and Seller Registered Proprietary Rights requires payment of any royalty or fee, however classified, to any person to be used in connection with the Sellers' Business as presently used.

      3.10 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

      (A) Except as set forth on Schedule 3.10 hereto, no Seller maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to any of the provisions of ERISA, which covers any employee or beneficiary of any employee, whether active or retired (any such plan being herein referred to as an "Employee Plan"). None of such Employee Plans is intended to be qualified under Section 401 of the Code. No Seller has any commitment to create any additional Employee Plans.

      (B) True and complete copies of each Employee Plan, including all amendments thereto and related trust or other funding agreements and the latest financial statements thereof, have been heretofore delivered to Buyer, together with (i) a true and complete copy of the three most recent annual reports (if required by law) for each such plan including any and all schedules, opinions and attachments thereto prepared in connection with any such reports, and (ii) a copy of the most recent summary plan description and summary of material modifications of each such plan. None of Seller, any Employee Plan or any "party in interest", as defined in section 3(14) of ERISA, has engaged in a "prohibited transaction", as defined in section 406 of ERISA, which could subject any of them or Buyer to liability under section 409 or 502(i) of ERISA.

      (C) Each Seller and each fiduciary for each of the Employee Plans, is in compliance with the terms of the Employee Plans and with the requirements of any and all laws, statutes, orders, decrees, rules and regulations, including but not limited to ERISA, applicable to each such plan. No Seller has failed to make any contribution to, or to pay any amount due and owing, as required by applicable law or by the terms of any Employee Plan as of the last day of the most recent fiscal year of each of such plans ended prior to the Closing Date.

      (D) To Sellers' Knowledge, there is no pending or threatened legal action, proceedings or investigations against any Seller or any Employee Plan with respect to any such plan, other than routine claims for benefits, which could result in liability to any such plan, or to any Seller, and there is no basis for any such legal action or proceeding.

      (E) Except as set forth on Schedule 3.10, (i) each Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against any Seller pending before the National Labor Relations Board or any other tribunal; (iii) to Sellers' Knowledge there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting Seller;
(iv) no Seller has received notice that any representation or petition respecting any of its employees has been filed with the National Labor Relations Board or comparable foreign regulatory authority; (v) no grievance or any arbitration proceeding arising out of or under any collective bargaining agreements is pending against any Seller; (vi) no Seller has experienced any strike or work stoppage or other industrial dispute involving its employees in the past five years; and (vii) to Sellers' Knowledge no claims, charges, investigations, audits, arbitrations, administrative proceedings or lawsuits are pending or threatened concerning any alleged violation of any Law referenced in subparagraph (i) above.

      3.11 LITIGATION AND OTHER CLAIMS. To the Sellers' Knowledge, there are no actions, suits, arbitration proceedings, claims, administrative charges, investigations, audits or other proceedings related to the Sellers or relating to any of the Purchased Assets pending or threatened before any foreign, federal, state, municipal or other court, department, commission, arbitration panel, board, bureau, agency, body or instrumentality against any Seller or affecting any of the Sellers' property or assets (including the Purchased Assets) at law or in equity except as set forth on Schedule 3.11. No Seller is a party to or subject to the provisions of any order, writ, injunction, decree or judgment of any court or foreign, federal, state, municipal or other governmental or administrative body, department, commission, board, bureau, any securities exchange or other agency or instrumentality in connection with the ongoing operations of the Sellers except as set forth on Schedule 3.11. No Seller is engaged in any arbitration nor has either Seller submitted any disputed matter to an arbitrator in connection with the ongoing operations of the Sellers except as set forth on Schedule 3.11.

      3.12 PROPRIETARY INFORMATION AGREEMENTS, ETC. Except as set forth on
Schedule 3.12, each current and former employee of the Sellers has executed a proprietary information and inventions agreement and the New Hampshire employees have also executed secrecy agreements, forms of which have been provided to Buyer.

      3.13 COMPLIANCE WITH LAWS; Except as set forth on Schedule 3.13 hereof

      (A) The Sellers' Business is being conducted in material compliance with all applicable Laws.

      (B) The Sellers comply in all material respects with the standards applicable to the Sellers' Business established by the International Organization for Standardization (ISO). Schedule 3.13(b) sets forth all United States and ISO standards with which the Sellers comply and includes copies of all certificates received by any Seller regarding its compliance with any United States or ISO standards.

      3.14 INSURANCE. The Sellers maintain reasonable and customary insurance insuring the Purchased Assets and the operations of their Business. All policies of insurance of any kind maintained, owned or held by the Sellers are set forth on Schedule 3.14 hereto and such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid other than premiums for which the Sellers are prohibited from making payment by the Bankruptcy Code or the Bankruptcy Court, and to Sellers' Knowledge no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation or termination.

      3.15 REAL PROPERTY LEASES. Except as set forth on Schedule 3.15, all possible Real Property Leases are valid and binding upon the lessor and are in full force and effect.

Except as set forth on Schedule 3.15 and upon entry of the Sale Order, there are no existing defaults by either Seller under the possible Real Property Leases and no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default thereunder by the Sellers. Sellers have delivered to Buyer true and complete copies of the possible Real Property Leases.

      3.16 CONDITION OF PURCHASED ASSETS. The Purchased Assets are in good repair and working condition, normal wear and tear excepted, are suited for the uses intended, and are in conformity with all applicable laws, ordinances, rules and regulations.

      3.17 ENVIRONMENTAL MATTERS Except as set forth on Schedule 3.17 hereto:

      (A) Each Seller is in compliance with all environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal or abatement. No Seller has received nor is the subject of any Environmental Claim (as hereinafter defined) with respect to its business.

      (B) Except for temporary storage on premises pending arrangements for removal, no Seller has transported, stored, treated, disposed of or released, nor has it allowed or arranged for any third parties not a party to this Agreement, to transport, store, treat, dispose of or release, Hazardous Substances (as hereinafter defined) or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes; no Seller has performed, arranged for or allowed by any method or procedure such transportation, storage, treatment, disposal or release in contravention of any laws or regulations. No Seller has disposed, treated, stored, released or allowed or arranged for any third parties to dispose, treat, store or release Hazardous Substances or other waste upon any property or facility of the Sellers, whether owned or leased.

      (C) There has not occurred, nor is there presently occurring, a Release (as hereinafter defined), treatment, storage or disposal of any Hazardous Substance or other waste on, into, above or beneath the surface of any parcel of real property in which any Seller has or has had an ownership interest or any leasehold interest or which any Seller manages or operates or has managed or operated. For purposes of this Section the term "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment. No Seller has transported or disposed of, nor has it allowed or arranged for any third parties to transport or dispose of, any Hazardous Substance or other waste to or at a site, nor does or has any property or facility owned, leased, managed or operated by any Seller, constitute or constituted a site, which, pursuant to the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar state law, (A) has been placed on the National Priorities List or its state equivalent or otherwise been designated as an environmental or hazardous waste clean-up site, or (B) the Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent or otherwise designate as an environmental or hazardous waste clean-up site. To Sellers' Knowledge, no Seller has received a notice or notice of any facts which could give rise to any notice that any Seller is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation or of any other Environmental Claim. No Seller has submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA. To Sellers' Knowledge, no Seller has received any written or oral request for information in connection with any federal or state environmental cleanup site nor has it undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity.

      (D) To Sellers' Knowledge, there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental or worker safety matters requiring any work, repairs, construction or capital expenditures with respect to the assets or properties of any Seller or otherwise required to be performed by any Seller with respect to any properties or facilities owned, leased, managed or operated by any Seller.

      (E) Schedule 3.17 identifies (A) all environmental audits, assessments or occupational health studies undertaken by any Seller or its agents or by any governmental agencies with respect to the business or properties of any Seller;
(B) the results of any groundwater, soil, air or asbestos monitoring undertaken with respect to any real property owned or leased by any Seller; (C) all written communications of any Seller with environmental agencies; and (D) all citations issued with respect to any Seller under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

      (F) For the purposes of this Agreement, "Environmental Claim" shall mean any demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding at any time by a Person or entity which asserts that an Environmental Condition constitutes a violation of or otherwise may give rise to any liability or obligation under, any statute, ordinance, regulation, or other governmental requirement or the common law, including, any such statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Substance. "Environmental Condition" shall mean the presence on the Closing Date, or the occurrence on or at any time prior to the Closing Date of any storage, treatment, disposal or Release, or the presence on the Closing Date of any condition or circumstances which thereafter causes or gives rise to any storage, treatment, disposal or Release, whether discovered or undiscovered on the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air or any other location, of any pollutant, contaminant, industrial solid waste or Hazardous Substance, arising out of or otherwise related to (i) the operations or other activities of any Seller, or of any predecessor in interest or line of business of any Seller, conducted or undertaken prior to the Closing Date or (ii) any property, facility owned, leased, managed or operated by any Seller. "Hazardous Substance" shall mean any substance defined in the manner set forth in Section 101(14) of the U.S. Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, and shall include any additional substances designated under Section 102(a) thereof or any other substance which is or contains asbestos in any form, urea formaldehyde foam insulation, methane, petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product, transformers or other equipment, which contain dielectric fluid containing levels of polychlorinated biphenys in excess of 50 parts per million, or any other chemical material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited, or regulated by foreign, federal, state, county, regional, local or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of any property or facility or the owners or occupants of any property or facility adjacent thereto.

      3.18 FULL DISCLOSURE. To Sellers' Knowledge, no representation or warranty by Sellers herein (including the Schedules hereto) or in any certificate furnished by or on behalf of Sellers to Buyer in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

      3.19 REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING. The representations and warranties of Sellers herein and in any schedule attached hereto shall be true and complete at the Closing Date with the same effect as though made at and as of such time.

                                   ARTICLE IV

                           REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF BUYER

      Buyer hereby represents and warrants to, and covenants with, Sellers that:

      4.01 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Israel and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as proposed to be conducted.

      4.02 DUE AUTHORIZATION; NONCONTRAVENTION. Buyer has full corporate power and authority to enter into this Agreement, the Related Agreements and any other agreements and documents to be executed and delivered by it at Closing as contemplated hereby (collectively, the "Closing Documents"), to consummate the Transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Related Agreements and the Closing Documents and the consummation of the Transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and is a valid and binding obligation of Buyer enforceable in accordance with its terms and the Related Agreements and the Closing Documents will, when executed and delivered by Buyer at Closing, constitute valid and binding obligations of Buyer enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

      The execution, delivery and performance of this Agreement, the Related Agreements and the Closing Documents will not (i) conflict with or result in a breach or violation of any provision of the organizational documents of Buyer, or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which Buyer is a party or by which Buyer may be bound or affected; or (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, encumbrance, security agreement, charge, pledge, equity or other claim or right of any person under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which Buyer may be bound. All necessary authorizations of the Transactions contemplated by this Agreement and the Related Agreements required to be obtained by Buyer from any federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulation of any such government or agency shall have been made in such form as is acceptable as filed Sellers shall cooperate with Buyer with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Buyer will deliver to Sellers at the Closing true and complete copies of all resolutions of its board of directors by which the execution, delivery and performance of this Agreement, the Related Agreements and the Closing Documents and the consummation of the Transactions contemplated hereby and thereby were authorized, certified by the Secretary or Assistant Secretary of Buyer as of the Closing Date.

                                   ARTICLE V

                                    EMPLOYEES

      5.01 EMPLOYEES AND EMPLOYEE BENEFITS.

      (A) Buyer shall have no requirement to offer employment to any of the employees of Sellers. Any offer Buyer determines to make shall be for employment at-will by Buyer as new employees of Buyer (subject to any applicable probation period not prohibited by law) to occupy positions designated by Buyer and pursuant to the terms and conditions determined by Buyer in its sole discretion, unless Buyer otherwise agrees in writing with any such employee.

      (B) Schedule 5.01 is a true and complete list of the names and positions of those of Sellers' current and furloughed employees who work in positions related to the Business (the "Employees"). At Buyer's request, Sellers shall deliver, with respect to any Employee designated by Buyer, the following compensation information for fiscal year 2004 and as of the date of Buyer's request (i) annual base salary; (ii) annual bonus; (iii) commissions; (iv) perquisites; (v) benefits; (vi) severance; and (vii) all other material items of compensation. Buyer may engage in negotiations to employ any Employee on the condition that any such employment not begin until on or after the Closing Date.

      (C) Sellers shall make available to Buyer to the fullest extent permitted by law, all information and materials reasonably requested by Buyer from the personnel files of each of the Employees who shall have elected to accept employment with Purchaser ("Applicable Employees").

      (D) Seller shall remain responsible for the payment of all benefits that accrue under each of such Seller's or its Affiliates' compensation plans, "employee benefit plans" (as defined in Section 3(3) of ERISA) and stock plans (collectively "Benefit Plans"). Buyer shall not at any time assume any liability under any of the Sellers' Benefit Plans for the payment of any benefits to any active or any terminated, vested or retired participants (or any of their beneficiaries) in any of the Benefit Plans. Buyer assumes no obligations to continue or assume any Benefit Plan or liabilities of the Sellers under any Benefit Plans.

      (E) With respect to any Applicable Employee (and any dependent or beneficiary of any such Applicable Employee), Sellers shall retain all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) and any other "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained for the benefit of Sellers' employees and their dependents and other beneficiaries under each such plan or similar arrangement, and such liabilities and obligations shall constitute Retained Liabilities. Buyer shall be responsible only for liabilities and obligations with respect to claims incurred by any Applicable Employee (and any dependent or beneficiary of any such Applicable Employee) on or after the later of the Closing Date and the date upon which such Applicable Employee is hired by Buyer which are covered under any life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) established or made available to Buyer for the benefit of Applicable Employees and their dependents and beneficiaries after the Closing Date. For this purpose claims under any medical, dental, vision, or prescription drug plan, a claim generally will be deemed to be incurred on the date that the service giving rise to such claim is performed and not when such claim is made.

      (F) Any former or current employees of Sellers hired by Buyer may share and utilize any Proprietary Rights, information, inventions or know how derived from their work for Sellers, including without limitation customer lists and employee lists, and Buyer may use any such shared Proprietary Rights, information, inventions or know how. Sellers waive any claims against such employees and Buyer based on such sharing or use including, without limitation, any claims arising under contract, statute or common law.

      5.02 THIRD PARTIES. The covenants of Buyer and Sellers in this Article V are not intended to create any right in any of Sellers' current or former employees or his or her heirs, executors, beneficiaries or personal representatives.

                                   ARTICLE VI

                          WORKERS COMPENSATION, PRODUCT
                      LIABILITY AND WARRANTY RESPONSIBILITY

      6.01 WORKERS COMPENSATION. Sellers will retain responsibility for all workers' compensation claims of employees of Sellers other than Applicable Employees and will retain responsibility for workers' compensation claims by Applicable Employees pending as of the Closing Date or arising as a result of events occurring or conditions caused on or prior to the Closing Date. Buyer will be responsible for workers' compensation claims by Applicable Employees filed after the Closing Date and arising solely as a result of events occurring or conditions caused solely after the later of the Closing Date and the date upon which such Applicable Employee is hired by Buyer.

      6.02 PRODUCT LIABILITY AND WARRANTY CLAIMS. Buyer shall discharge all product liability claims (including claims for injury to person or property), warranty claims and litigation relating to the Business conducted by Buyer and arising from products sold and work performed after the Closing Date; Sellers shall retain responsibility for such claims and litigation relating to products sold and work performed on or prior to the Closing Date.

                                  ARTICLE VII

                  COVENANTS AND AGREEMENTS REGARDING BANKRUPTCY

      7.01 BANKRUPTCY ACTIONS.

      (A) CHAPTER 11 FILING. The Sellers have filed the Chapter 11 Cases with the Bankruptcy Court. Sellers will serve on Buyers' counsel, Carter Ledyard & Milburn LLP and Winston & Strawn LLP by e-mail copies of all further papers filed in the Chapter 11 Cases not later than the date of service of such papers upon any other party in the Chapter 11 Cases.

      (B) COOPERATION; EFFORTS. Each of Sellers and Buyer shall use its best reasonable efforts to cooperate, assist and consult with each other to procure the entry of a sale order (the "Sale Order"), substantially in the form attached as Exhibit G as promptly hereafter as practicable. Without limiting the generality of the foregoing, Sellers each (i) shall comply with all requirements under the Bankruptcy Code and Federal Rules of Bankruptcy Procedure and the Local Rules of the United States Bankruptcy Court for the Northern District of California and any applicable guidelines and procedures (collectively, the "Bankruptcy Rules") in connection with obtaining the Sale Order, (ii) agree to proceed with their Chapter 11 Cases pursuant to and in accordance with the terms and provisions contemplated by the Sale Procedures Order or the Sale Order, in each case after the order has been entered by the Bankruptcy Court and (iii) comply or cause the compliance with the notice requirements of the Sale Procedures Order or the Sale Order, in each case after the order has been entered by the Bankruptcy Court, any other applicable order of the Bankruptcy Court as it relates to the Chapter 11 Cases, the Bankruptcy Rules (including, without limitation, Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure) and any applicable local rules of the Bankruptcy Court with respect to the Transactions contemplated by this Agreement. Sellers further agree to give notice of any proceeding in the Chapter 11 Cases to any Person specified by Buyer in writing. In the event that the Sale Order or any other orders of the Bankruptcy Court relating to this Agreement shall be appealed by any party (or a petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to any such order), each of Sellers and Buyer will cooperate in taking such steps diligently to defend against such appeal, petition or motion and each of Sellers and Buyer and Buyer shall use its best reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion. Buyer must timely provide to Sellers, or to the Bankruptcy Court upon Sellers' request, any information necessary or prudent to obtain Bankruptcy Court approval of the Sale Order, including, but not limited to, the Sale Order, and Sellers agree that Sellers shall cooperate with Buyer to avoid the unnecessary disclosure of any of Buyer's confidential proprietary information, which will remain subject to the Confidentiality Agreement. Buyer agrees that Buyer shall cooperate with Sellers to present such information as is necessary or prudent in connection with the Bankruptcy Court's consideration or approval of the Sale Order, and Sellers agree that Sellers shall cooperate with Buyer to avoid the unnecessary disclosure of any of Buyer's confidential proprietary information. Buyer shall not make any filing in the Bankruptcy Court with respect to the Sale Order (or otherwise take any position in the Bankruptcy Court proceedings with respect thereto) without the express written consent of Sellers, which consent may not be unreasonably withheld, conditioned or delayed, or otherwise that would be reasonably likely to result in the failure of the Transactions contemplated hereby. Notwithstanding anything to the contrary herein, however, nothing in this Agreement shall be deemed to prohibit or otherwise restrain Buyer from making any filing in the Bankruptcy Court to challenge or object to the entry of an order by the Bankruptcy Court approving the entry by one or more Sellers into an Alternate Transaction (as hereinafter defined); provided that the Sellers do not acknowledge and reserve all rights to challenge Buyer's standing to make any filing in the Bankruptcy Court. Notwithstanding anything to the contrary contained herein, the Sellers shall not be required to act in a manner inconsistent with their fiduciary duties under
(a) applicable Law, arising from their status as corporations organized under Delaware Law, or (b) the Bankruptcy Code, arising from their status as a debtor in possession.

      (C) NOTIFICATION. Sellers shall promptly provide written notification to Buyer of the fact of any submissions, proposals, offers or inquiries regarding an Alternate Transaction.

      (D) ASSIGNMENT OF RIGHTS. If, in connection with the auction or sale referred to in the Sale Procedures Order, the Sellers or any of their Affiliates enter into confidentiality or similar agreements with any Person, such Seller shall assign all rights under those agreements to the extent relating to the Sellers' Business to Buyer at the Closing.

                                                                    Exhibit 10.1


                                  ARTICLE VIII

                              PRE-CLOSING COVENANTS

      The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      8.01 GENERAL. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the Transactions contemplated by this Agreement (including supplementing the Schedules hereto as facts become known to the parties and satisfaction, but not waiver, of the closing conditions set forth in
Article IX below). Notwithstanding the foregoing, the supplementing of the Schedules will not relieve Sellers of the obligations with respect to the representations and warranties made herein, subject to the Schedules as originally prepared, nor will it relieve Sellers of their obligations to republish the representations and warranties of Sellers herein at the Closing.

      8.02 DISCLOSURE. All information delivered to Buyer, or the directors, officers, employees, agents or professional advisors of Buyer ( "Buyer Disclosure Group"), by Sellers or the directors, officers, employees, agents or professional advisors of Sellers ("Seller Disclosure Group"), in connection with this Agreement and the Transactions contemplated hereby, or to which Buyer Disclosure Group has been provided access by Seller Disclosure Group, shall be subject to the terms of the Confidentiality Agreement which shall survive the Closing or any termination of this Agreement. All information delivered to Seller Disclosure Group by Buyer Disclosure Group in connection with this Agreement and the Transactions contemplated hereby, or to which Seller Disclosure Group has been provided access by Buyer Disclosure Group, shall be subject to the terms of the Confidentiality Agreement, which Confidentiality Agreement shall survive the Closing or any termination of this Agreement.

      8.03 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, each Seller shall (i) maintain its corporate existence in good standing, (ii) conduct the Business in the ordinary course of business as contemplated in the budget(s) approved in the Chapter 11 Cases, except as otherwise provided in Section 3.04,
(iii) decline to accept prepayments of sums due to Sellers under any contracts, provided however, that Seller may collect payments as they normally come due even if such payments constitute payments for obligations to be performed in the future; (iv) maintain each Benefit Plan, (v) maintain the property, plant and equipment included in the Purchased Assets in the ordinary course of business as contemplated in the budget(s) approved in the Chapter 11 Cases, and (vi) refrain from offering to any customer any discount on or incentive with respect to any product or service (collectively, the "Incentives") in excess of the discount or incentive being offered with respect to such product or service as of the date of this Agreement.

      8.04 BOOKS OF ACCOUNT. The Sellers shall, in respect of the Sellers' Business and the Purchased Assets, maintain its books and records of account in the usual, regular and ordinary manner, consistent with past practices.

      8.05 ACCESS TO INFORMATION. Sellers agree to permit Buyer and representatives of Buyer (including, without limitation, Buyer's legal counsel and accountants) access during normal business hours to Sellers' premises and books and records, following receipt of reasonable notice.

      8.06 KEY EMPLOYEES. Sellers shall use their reasonable efforts to assist Buyer in procuring the employment immediately following the Closing of the employees identified on Schedule 8.06 (the "Key Employees") pursuant to employment agreements reasonably acceptable to Buyer; provided that Buyer acknowledges that such employment decisions will be made by such employees.

      8.07 CONSENTS. The Parties will use their commercially reasonable efforts (including the giving of required notices) to promptly obtain consents (including any Required Consents and any required approvals or permit transfers) of all Persons and governmental authorities necessary for the consummation of the Transactions contemplated by this Agreement and the Related Agreements.

      8.08 DELIVERY OF SCHEDULES; NOTICE OF DEVELOPMENTS. The Sellers have delivered to Buyer the Schedules set forth in this Agreement. From the date hereof until the Closing Date, the Parties shall promptly notify each other in writing and supply full details of (i) any facts indicating that any representation or warranty was not true and correct when made, and (ii) any matter arising after the date hereof which, if existing or occurring at the date of this Agreement would have been required to be set forth or described in the Schedules hereto.

      8.09 RELATED AGREEMENTS. The Parties hereto agree that at Closing or, as regards a particular Assigned Contract, on such later date as Buyer pays the monetary cure for such Assigned Contract, they will execute and deliver the Related Agreements to which they are a Party.

      8.10 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing, without the prior written approval of the other Parties, and Seller shall not issue any press release or make any public announcement relating to the subject matter of this Agreement following the Closing without the prior written approval of Buyer, provided, however, that any Party may make any public disclosure it believes in good faith is (a) required by applicable law or any listing or trading agreement concerning its publicly-traded securities or (b) permitted or required to be filed with the Bankruptcy Court or otherwise disclosed by this Agreement or the Sale Procedures Order (in the case of either (a) or (b) above, the disclosing Party will, prior to making any such disclosure, consult with the other Party regarding such disclosure).

      8.11 ENFORCEMENT OF RIGHTS WITH RESPECT TO EMPLOYEES, ETC. Sellers shall enforce any employee secrecy, non-disclosure, non-competition agreements or covenants by current or former employees and any other rights to protect the Seller Proprietary Rights, the Seller Registered Proprietary Rights and the Business.

      8.12 LIMITATION ON SOLICITATION, ETC. Until the Closing and except as provided in Section 8.05, Buyer shall not, and Buyer shall cause each of its subsidiaries and affiliates not to, directly or indirectly, actively solicit for employment any individual while employed by Sellers; provided, however, general advertisements and other forms of general solicitations for employment shall not be deemed a violation of this provision, provided that if this Agreement is terminated for any reason other than a default by Buyer, this provision shall no longer apply after the date of that termination.

                                   ARTICLE IX

                               CLOSING CONDITIONS

      9.01 CONDITION TO OBLIGATIONS OF ALL PARTIES. The respective obligations of each Party to effect the Transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following condition:

      (A) NO ORDER, DECREE OR INJUNCTION. Neither Sellers nor Buyer shall be subject to any order, decree or injunction of a court of competent jurisdiction or governmental agency and no statute, rule or regulation shall be enacted or issued which (i) prevents or delays any of the Transactions contemplated by this Agreement, or (ii) would impose any limitation on the ability of Buyer effectively to exercise full rights of ownership of the Purchased Assets.

      9.02 CONDITIONS TO THE OBLIGATIONS OF SELLERS. The obligations of Sellers to effect the Transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Sellers:

      (A) COVENANTS PERFORMED; REPRESENTATIONS AND WARRANTIES TRUE . Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and there shall be as of the Closing Date no material incorrectness of any representation and warranty of Buyer set forth in this Agreement, and Sellers shall have received a certificate to that effect signed by an authorized officer of Buyer;

      (B) BANKRUPTCY COURT APPROVAL. (i)The Bankruptcy Judge presiding over the Chapter 11 Cases shall have signed the Sale Order substantially in the form of Exhibit G, without modification or the imposition of conditions or limitations with respect thereto, except for such immaterial modifications, conditions or limitations which do not, individually or in the aggregate, materially and adversely affect Sellers or Buyer and which Sellers and Buyer approve, (ii) the signed Sale Order shall include a determination that this Agreement has been made and negotiated in good faith and that Buyer is entitled to the protections of Section 363(m) of the Bankruptcy Code as a result, and (iii) the Sale Order shall not have been vacated, stayed, amended, reversed or modified.

      9.03 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to effect the Transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer:

      (A) COVENANTS PERFORMED; REPRESENTATIONS AND WARRANTIES TRUE. Sellers shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date, and there shall be as of the Closing Date no material incorrectness of any representation and warranty of Sellers set forth in this Agreement, and Buyer shall have received a certificate to that effect in the form of Exhibit H from Jonathan Morgan and Truman Cole.

      (B) BANKRUPTCY COURT APPROVAL. (i) The Bankruptcy Judge presiding over the Chapter 11 Cases shall have signed the Sale Order substantially in the form of Exhibit G, without modification or the imposition of conditions or limitations with respect thereto, except for such immaterial modifications, conditions or limitations which do not, individually or in the aggregate, materially and adversely affect Buyer and Sellers and which Buyer and Sellers approve, (ii) the signed Sale Order shall include a determination that this Agreement has been made and negotiated in good faith and that Buyer is entitled to the protections of Section 363(m) of the Bankruptcy Code as a result, and (iii) the Sale Order shall not have been vacated, stayed, amended, reversed or modified.

      (C) ASSIGNMENTS AND NOVATIONS . Buyer shall have received an assignment or novation (including any necessary third-party consents and approvals) reasonably satisfactory to Buyer to each of the Assigned Contracts which by their terms or by law require third-party consent or approval as a result of the Transactions contemplated by this Agreement, except where the Sale Order makes such assignment or novation unnecessary.

                                   ARTICLE X

                                   THE CLOSING

      10.01 TIME AND PLACE OF CLOSING. Upon the terms and conditions of this Agreement, the Closing of the Transactions contemplated hereby (the "Closing") shall take place, effective as of the close of business on March 15, 2005, or if the conditions contained in Article VIII hereof have not been satisfied or waived by such date then on the second Business Day after the satisfaction or waiver of the last such condition (the "Closing Date"), at the offices of Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York, or at such other time and place as the Parties hereto may agree in writing. All Closing Transactions shall be deemed to take place simultaneously, and no Closing Transaction shall be deemed consummated until all Transactions to take place at the Closing have been consummated.

      10.02 INSTRUMENTS OF TRANSFER, ETC. At the Closing, or, as regards a particular Assigned Contract, on such later date as Buyer pays the monetary cure for such Assigned Contract, Sellers will deliver to Buyer such deeds, bills of sale, instruments of assignment and other good and sufficient instruments of transfer, executed by Sellers and in a form reasonably satisfactory to Buyer, as Buyer may reasonably require to vest in Buyer all right, title and interest of Sellers in and to the Purchased Assets, and Buyer shall also deliver to Sellers the other documents and instruments reasonably required of it at the Closing.

      Without limiting the foregoing, the documents to be delivered by the Parties at the Closing or, as regards a particular Assigned Contract, on such later date as Buyer pays the monetary cure for such Assigned Contract, shall include the following:

      (A) SELLERS. Sellers shall execute and deliver (i) the Related Agreements,
(ii) the Secretary's Certificate contemplated by Section 3.02 hereof, (iii) the certificates contemplated by Section 9.03(a) hereof, and (iv) such other instruments and documents as may reasonably be required of it at the Closing pursuant to the terms of this Agreement.

      (B) BUYER. Buyer shall execute and deliver (i) the Related Agreements,
(ii) the Secretary's Certificates contemplated by Section 4.02 hereof, (iii) the Officer's Certificate contemplated by Section 9.02(a) hereof, and (iv) such other instruments and documents as may reasonably be required of it at the Closing pursuant to the terms of this Agreement.

      Sellers shall deliver to Buyer at the Closing possession of the Purchased Assets being sold pursuant to this Agreement and the entire right, title and interest of Sellers in and to such Purchased Assets shall pass to Buyer at the Closing or, as regards a particular Assigned Contract, on such later date as Buyer pays the monetary cure for such Assigned Contract.

      10.03 TERMINATION OF AGREEMENT. This Agreement may be terminated by the Parties as provided below:

      (A) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

      (B) Buyer may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing (i) in the event that Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before March 18, 2005, by reason of the failure of any condition precedent under Section 9.01 or 9.03 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

      (C) Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Sellers have notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before March 18, 2005, by reason of the failure of any condition precedent under

Section 9.01 or 9.02 hereof (unless the failure results primarily from Sellers' breach of any representation, warranty, or covenant contained in this Agreement); and

      (D) Buyer or Sellers may terminate this Agreement by giving written notice to the other if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

      10.04 EFFECT OF TERMINATION. If either Party terminates this Agreement pursuant to Section 10.03 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party or their respective Affiliates, directors, officers or employees, except for the return of the escrow deposit upon the termination of this Agreement or the consummation of an Alternative Transaction. Notwithstanding the foregoing sentence, the obligations of the Parties hereto contained in provisions which are stated to survive any termination of this Agreement, including, without limitation, Sections 8.02, 8.12, 11.01, 11.03, 11.05, 12.04, 12.05, and 12.06
shall survive termination of this Agreement.

                                   ARTICLE XI

                             POST CLOSING COVENANTS

      11.01 EXPENSES. Except as otherwise provided herein, Sellers and Buyer shall each bear their own costs and expenses incurred in connection with this Agreement, the Related Agreements and the Transactions contemplated hereby and thereby. Buyer shall be responsible for fees, commissions, expenses and reimbursements incurred by or required to be paid to its professional advisors (including, without limitation, its legal counsel) and Sellers shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to their professional advisors (including, without limitation, its legal counsel).

      11.02 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the Parties hereto will use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets and the other Transactions contemplated by this Agreement and the Related Agreements. From time to time after the date hereof (including after the Closing Date if requested), Sellers will, at their own expense, execute and deliver such documents to Buyer as Buyer may reasonably request in order more effectively to vest in Buyer good title to the Purchased Assets and to more effectively consummate the Transactions contemplated by this Agreement and the Related Agreements.

      11.03 COMMISSIONS AND FEES. Except as set forth on Schedule 11.03 hereto, Sellers and Buyer each represent and warrant to the other that no broker, finder, financial adviser or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the Transactions contemplated hereby by reason of any action taken by the Party making such representation. Sellers and Buyer will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than as described above) incurred by reason of any action taken by such Party.

      11.04 SALES, TRANSFER AND USE TAXES. The Parties recognize and acknowledge that the sale, transfer, assignment and delivery of the Purchased Assets may be exempt under Section 1146(c) of the Bankruptcy Code and the Sale Order from all state and local transfer, recording, stamp or other similar transfer Taxes that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Assets. Notwithstanding the foregoing, the Seller on the one hand and the Buyer on the other, will each bear and pay one-half of any sales Taxes, use Taxes, transfer Taxes, documentary charges, recording fees, filing fees or similar Taxes, charges, fees or expenses that may become payable by Buyer or Seller in connection with the sale of the Purchased Assets to Buyer, the assumption by Buyer of the Assumed Liabilities or any of the other Transactions contemplated by this Agreement (the "Transfer Taxes").

      11.05 NONDISCLOSURE. All confidential information (as defined in the Confidentiality Agreement) delivered to Buyer Disclosure Group by Seller Disclosure Group in connection with this Agreement and the Transactions contemplated hereby, or to which Buyer Disclosure Group has been provided access by Seller Disclosure Group, shall be subject to the terms of the Confidentiality Agreement, which Confidentiality Agreement shall survive the Closing or any termination of this Agreement. All confidential information (as defined in the Confidentiality Agreement) delivered to Seller Disclosure Group by Buyer Disclosure Group in connection with this Agreement and the Transactions contemplated hereby, or to which Seller Disclosure Group has been provided access by Buyer Disclosure Group, shall be subject to the terms of the Confidentiality Agreement, which Confidentiality Agreement shall survive the Closing or any termination of this Agreement.

      11.06 PUBLICITY. Seller shall not issue any press release or make any public announcement relating to the subject matter of this Agreement following the Closing without the prior written approval of Buyer; provided, however, that any Party may make any public disclosure it believes in good faith is (a) required by applicable law or any listing or trading agreement concerning its publicly-traded securities or (b) permitted or required to be filed with the Bankruptcy Court or otherwise disclosed by this Agreement or the Sale Procedures Order (in the case of either (a) or (b) above, the disclosing Party will, prior to making any such disclosure, consult with the other Party regarding such disclosure).

      11.07 ACCOUNTS RECEIVABLE. In the event that, following the Closing Date, Sellers receive any payment with respect to any account receivable that is a Purchased Asset, then Sellers shall promptly remit or forward such payment to Buyer. In connection with this Section 11.07, for a period beginning on the Closing Date and ending on the earlier of (a) the date which is two years after the Closing Date and (b) the date of liquidation of the last of the Sellers, Sellers shall provide Buyer, upon request, transmitted not more frequently than once each month, with a written summary of payments received by the Sellers since the period covered by the last prior summary.

      11.08 NON-COMPETITION. Sellers recognize that the value of the Business would be diminished if Sellers or their Affiliates were to solicit any of the Applicable Employees to engage in any business in competition with the Business, or to entice any customer of the Business to terminate or diminish its current level of business with the Business in contravention of the terms hereof. Therefore, in consideration of the Purchase Price, Sellers hereby agree and covenant that for a period beginning as of the Closing Date and continuing until the third anniversary of the Closing Date, Sellers and their Affiliates will not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, stockholder, consultant or agent of any corporation, partnership or business organization, without the written consent of Buyer (i) engage in any business in competition with the Business, (ii) request or cause any customer of the Business or any Applicable Employee to cancel, terminate or diminish any business relationship with the Business, (iii) solicit or otherwise cause any Applicable Employee of Seller to terminate such employee's relationship with the Business, or (iv) employ any Applicable Employee.

      11.09 ENFORCEMENT OF RIGHTS WITH RESPECT TO EMPLOYEES, ETC. For a period beginning as of the Closing Date and continuing until the third anniversary of the Closing Date, Sellers shall assign to Buyer or shall enforce any employee secrecy, non-disclosure, non-competition agreements or covenants by current or former employees and any other rights to protect the Seller Proprietary Rights, the Seller Registered Proprietary Rights and the Business.

                                  ARTICLE XII

                                  MISCELLANEOUS

      12.01 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

      12.02 NO ASSIGNMENT; This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties, provided, however, that Buyer may assign its rights hereunder, in whole or in part, to any corporation or other entity controlled by, controlling, or under common control with Buyer or its assignee may assign its rights hereunder, in whole or in part, to any purchaser of substantially all of the assets or business of Buyer. Notwithstanding any assignment by Buyer of its rights hereunder, Buyer shall be obligated (i) to perform all of its covenants under this Agreement, (ii) to pay the Purchase Price to the Sellers in accordance with Section 1.05 hereof and
(iii) to perform all of its covenants under or guaranty the performance of such assignee's covenants under any Real Property Leases, Assumed Licenses, Assumed Contracts and Assumed Insurance Policies executed in connection with the assumption and assignment of any Real Property Leases, Assumed Licenses, Assumed Contracts and Assumed Insurance Policies. Any attempted or purported assignment by either Party other than in accordance with this Section 12.02 shall be null and void.

      12.03 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by any Party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Party, hereto to produce or account for more than one such counterpart executed and delivered by such Party. The Parties intend to be bound by the delivery of signature pages by mail, fax or other delivery of an image.

      12.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of California as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

      12.05 VENUE. Each of the Parties submits to the jurisdiction of the Bankruptcy Court, or, if the Bankruptcy Court declines to exercise jurisdiction, any state or federal court sitting in the County of San Mateo, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 12.06 below. Nothing in this Section 12.05, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

      12.06 NOTICES. All notices required to be given under the terms of this Agreement or which any of the Parties desires to give hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, or sent by facsimile, addressed as follows:

      (A) TO BUYER. If to Buyer addressed to:

            If to Buyer addressed to:

                  RADvision Ltd.
                  24 Raul Wallenberg
                  Tel Aviv 69719
                  Israel
                  Attention: Mr. Arnold Taragin, Esq.
                  Facsimile No.:  972-3-767-9382

                  with a copy to:

                  Carter Ledyard & Milburn LLP
                  Two Wall Street

                  New York, New York 10005
                  Attention: Steven J. Glusband, Esq.
                  Facsimile No.: 212-732-3232

      (B) TO SELLERS. If to Sellers addressed to:

                  First Virtual Communications, Inc.
                  3200 Bridge Parkway, Suite 202
                  Redwood City, CA 94065
                  Attention: Jonathan G. Morgan
                  Facsimile No.: 408-988-7077

      with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California 90071
                  Attention: Van C. Durrer, II, Esq.
                  Facsimile No.: 213-687-5600

Any Party may designate a change in address at any time upon written notice to the other Party.

      12.07 AMENDMENT AND MODIFICATION. The Agreement may be amended, modified or supplemented only by a written instrument executed by the Party against whom such amendment, modification or supplement is sought to be enforced.

      12.08 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but any such waiver or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

      12.09 INTERPRETATION. The table of contents and the article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. When used herein, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates or permits.

      12.10 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof

      12.11 ENTIRE AGREEMENT. This Agreement, and the Related Agreements, including the schedules, exhibits, documents, certificates and instruments referred to herein and therein, embody the entire agreement and understanding of the Parties hereto in respect of any Transactions contemplated by this Agreement and the Related Agreements and supersede all prior agreements and understandings between all the Parties with respect thereto.


      IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

                                    RADVISION LTD.



                                    By: /s/ Arnold C. Taragin
                                        ----------------------------------------
                                    Name:  Arnold Taragin Esq., Adv.
                                    Title: Vice President and General Counsel


                                    FIRST VIRTUAL COMMUNICATIONS, INC.


                                    By: /s/ Jonathan G. Morgan
                                        ----------------------------------------
                                    Name:  Jonathan G. Morgan
                                    Title: President and Chief Executive Officer


                                    CUSEEME NETWORKS, INC.


                                    By: /s/ Jonathan G. Morgan
                                        ----------------------------------------
                                    Name:  Jonathan G. Morgan
                                    Title: President and Chief Executive Officer

                                                                       EXHIBIT I

                                  DEFINITIONS,

      Capitalized terms used in this Agreement that are not otherwise defined herein shall have the following meaning for the purposes of this Agreement:

      1. "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

      2. "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in San Francisco, California or New York, New York, are authorized or obliged by law or executive order to close.

      3. "Code" means the Internal Revenue Code of 1986, as amended, together with the Treasury regulations promulgated thereunder.

      4. "Confidentiality Agreement" means the Mutual Confidentiality Agreement dated as of October 15, 2004 between FVC and Buyer.

      5. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      6. "GAAP" means generally accepted accounting principles as in effect and as applied in the United States.

      7. "Government Contract" means those Assumed Contracts between a Seller and the U.S. Federal government or any agency thereof or a Seller and another party which is party to a contract with the U.S. federal government or any agency therefor under which such Seller acts as subcontractor to such other party and is obligated pursuant to any contractual flow down provisions to abide by any government contracting regulations, including the Federal Acquisition Regulations, that are applicable for the principal contractor.

      8. "Governmental Authority" means any domestic or foreign supranational, national, federal, state or local judicial, legislative, executive or regulatory authority.

      9. "Law" means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, Order or rule of common law.

      10. "Order" means any decree, injunction, judgment, order, ruling, binding settlement agreement or writ.

      11. "Person" means and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a governmental entity or any department or agency thereof.

      12. "Proprietary Rights" means all (i) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents, utility models, design patents and provisional and non-provisional applications therefor and reissues and extensions thereof, and rights of priority thereunder, (ii) registered and unregistered U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (iii) U.S. and foreign copyrights and registrations and applications for registration thereof, (iv) U.S. and foreign mask work rights and registrations and applications for registration thereof, (v) rights in know-how, proprietary information and trade secrets, (vi) software and database and data rights, (vii) domain name registrations and contents of all websites,
(viii) other proprietary rights, and (ix) licenses granting any rights with respect to any of the foregoing.

      13. "Registered Proprietary Rights" means all United States, international and foreign: (i) issued patents and patent applications (including provisional applications), (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, (iii) registered copyrights and applications for copyright registration, (iv) any mask work registrations and applications to register mask works, and (v) any other Proprietary Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

      14. "Sale Procedures Order" means the Final Order Approving Bidding Procedures and Protections entered on February [ }, 2005 in the Sellers' Chapter 11 Cases.

      15. "Securities Act" means the U.S. Securities Act of 1933, as amended.

      16. "Seller Proprietary Rights" means any Proprietary Right (including, but not limited to, all websites maintained or owned by any Seller or anyone on its behalf (or used by others with the approval of any Seller) and the exclusive right to use the names First Virtual Communications, Inc., FVC, CUseeMe Networks, Inc. and Click to Meet Version 4.1) that (i) is owned or used by, (ii) is licensed to, or (iii) was developed or created by or for the Sellers.

      17. "Seller Registered Proprietary Rights" means all Registered Proprietary Rights owned by, filed in the name of, assigned to or applied by or for the Sellers.

      18. "Sellers' Knowledge" means, with respect to the Transactions and the Purchased Assets, the actual knowledge of any of the officers of the Sellers.

      19. "Tax" or "Taxes" means any foreign, United States federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including all estimated taxes, deficiency assessments and any interest, penalty or addition thereto.

      20. "Transactions" means the sale of the Purchased Assets, assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement.

                         Exhibit 8 to Auction Transcript

[logo] RADVISION
                                         Arnold Taragin Esq., Adv.
                                              Vice President and General Counsel


28 February 2005

TO:  FIRST VIRTUAL COMMUNICATIONS

RADVISION has been requested to submit its best offer regarding the purchase of the assets of First Virtual Communications and affiliated subsidiaries all in accordance with the Asset Purchase Agreement submitted by RADVISION and which has been identified for the record today as Exhibit 5.

This bid is based on the schedules provided as part of Exhibit 5 (and as modified by the supplements provided to RADVISION after the solicitation conference) being materially true and accurate to the best of debtor's knowledge today.

It has also been stated on the record that the bids are confidential and will only be used for purposes of this auction and the sale process and otherwise in accordance with the Bankruptcy Rules.

RADVISION has made on the record certain objections regarding the process and reserve its rights accordingly in the event it is not the successful bidder.

Despite having submitted formal request to interview the employees, RADVISION has not been provided with the opportunity to interview employees and therefore cannot fairly state at this juncture which employees it will hire. Rather RADVISION affirmatively does state that it is prepared to meet with each such employee of the company that has a desire to work with us, and is willing to consider each such employee subject to mutually acceptable terms.

Subject to the terms of this letter, RADVISION's bid is as follows:

1. RADVISION does hereby submit an offer of $7,150,000.00. It is being submitted subject to the terms of the final order.

2. Without accepting any liability or assuming any other liabilities or responsibilities to any existing company employees, RADVISION is willing to commit for any employee that it hires, that it will provide the accrued vacation as part of its compensation package.

3. RADVISION will be consulted in advance for any material changes that occur within exhibit 6, prior to such change occurring.

In accordance with a discussion that occurred between Mr. Morgan and the undersigned, RADVISION has offered and is willing to offer to Mr. Morgan, in the event that RADVISION is the successful bidder, a consultation agreement for a period of 6-12 months, at his choosing, and will make a recommendation to the Board of the allocation of 20,000 RADVISION options which will vest over the period of the consultation contract and expire one month following termination of the consultation agreement. Such consultation agreement shall include a non-compete with RADVISION.


Respectfully submitted



  /s/ Arnold C. Taragin
---------------------------------
Arnold C. Taragin, Esq., Adv.